Exhibit 99.1

Nuverra Environmental Solutions

Announces Second Quarter 2013 Financial Results

Scottsdale, AZ — August 8, 2013 — Nuverra Environmental Solutions, Inc. (NYSE: NES) today announced financial results for the second quarter ended June 30, 2013.

•	Revenues for the second quarter of 2013 were $165.5 million.

•

Adjusted EBITDA[1] was $33.3 million for the second quarter of 2013. The Company incurred adjustments to EBITDA in the second quarter of $9.9 million, which included non-recurring integration and corporate rebranding expenses of approximately $2.3 million, and a charge of $5.0 million related to the restructuring of business operations and cost cutting initiatives in the legacy Heckmann Water Resources business.

•	Net loss was $(12.8) million in the second quarter of 2013.

•

The Company expects second half 2013 revenues to be between $350 and $400 million, second half 2013 adjusted EBITDA to be between $75 and $85 million and second half 2013 capital expenditures of $25 to $30 million.

Comments on the Second Quarter

Mark D. Johnsrud, Chief Executive Officer of Nuverra Environmental Solutions, stated, “We made progress in the second quarter, as evidenced by the increase in revenues and improvement in adjusted EBITDA on a sequential basis. However, the financial results fell short of our expectations due to slower ramp up by E&P operators across all shale areas; extraordinarily cold and wet weather conditions in the Bakken Shale area; execution issues in the Eagle Ford Shale; hiring challenges in the Marcellus/Utica Shale areas; and underperformance in our Industrial Solutions business.

“We were encouraged by signs of increased activity in our Shale Solutions segment in the second quarter, and believe the Bakken and Marcellus/Utica regions, in particular, will continue to show sequential growth this year. We are seeing more E&P customers move toward multi-well pads in the Bakken and in the Marcellus, and customers are increasing the number of stages on horizontal wells. We believe this type of activity will help to drive demand for our services in the second half of this year. Activity in the Haynesville Shale remains challenging, where despite some encouraging activity in June, a general lack of new drilling coupled with production decline rates translated to lower than expected financial results. In the Eagle Ford, we have hired an experienced general manager with more than 30 years of experience in operations, completions, production and business development to restructure that operation and expand our solutions offering to better meet customer needs in the region. We are seeing early indications of a turnaround in the region in July.

[1]	A reconciliation of net loss to Adjusted EBITDA is included in the tables below.

Nuverra Environmental Solutions

“Our first oilfield waste landfill site is progressing ahead of schedule and we intend to accept our first delivery of solid waste at the site this month. This is an important development for our Company, as solid waste management is a key element to Nuverra’s strategy of providing a true closed-loop environmental solution for our customers. Our recently announced partnership with Halliburton further extends this strategy and should increase utilization of our logistics network, including our rental assets. We believe that increased recycling of produced and flowback water will become an important initiative for the oil and gas industry, and as such, are excited to be on the cutting edge of this exciting development.

“Our business model has a great deal of flexibility, enabling us to respond quickly to the changes in our industry outlook. We’ve reduced our capital expenditure plan for 2013 and taken aggressive measures to lower our costs and improve operational efficiency, particularly in basins where activity has slowed. We expect to see a pick up in activity in the second half of the year,” concluded Mr. Johnsrud.

In executing its strategic plan and broader integration strategy, including the application of best practices across operating basins, the Company has taken the following specific actions:

•	Reduced capital expenditure budgets via prioritization of strategic and high ROIC assets/projects;

•	Consolidated shale operations, expected to result in approximately $4 million in annual operating cost savings beginning in the third quarter of this year;

•	Focused on increasing asset utilization to drive growth and improve returns on invested capital; and

•	Mobilized assets across its shale basin portfolio to improve service offerings and asset utilization.

Jay Parkinson, Chief Financial Officer, commented, “We are focused on cost reductions and improving our return on capital. The restructuring and cost-cutting initiative that we completed in the second quarter is expected to reduce our annual operating expenses by approximately $4 million. Additionally, we believe we can achieve growth by increasing asset utilization and efficiency with our current portfolio of assets.

“During the second quarter, our net cash capital expenditures were $7.8 million and we paid down approximately $17 million on our revolving credit facility. As we continue to implement better capital discipline across the platform, we are reducing our capital expenditure budget for the year by over 50%. This revised guidance includes all of the capital for our recently announced landfill in the Bakken, which was not in our original capital expenditure forecast. The reduction in our capital budget reflects our capital discipline and focus on increasing asset utilization to drive growth.”

As of June 30, 2013, cash and cash equivalents were $10.2 million, and total debt was $552.42 million, which included $400.02 million of senior unsecured notes, approximately $129.5 million drawn under the Company’s amended credit facility and approximately $22.9 million of capital leases.

[2]	Excludes unamortized discount and premium of $0.8 million, net.

Nuverra Environmental Solutions

Operational Update

Shale Solutions

Formerly referred to as the Fluids Management Division: Includes legacy Heckmann Water Resources (“HWR”) and Power Fuels.

The Company’s Shale Solutions operating segment provides comprehensive environmental solutions including the delivery, collection, treatment, recycling and disposal of restricted environmental products for unconventional oil and gas development. Shale Solutions currently generates revenues from operations in eight shale areas consisting of the Bakken, Utica, Eagle Ford, Mississippian Lime and Permian Shale basins, which are predominantly oil-rich areas, and the Marcellus, Haynesville and Barnett Shale basins, which are predominantly gas-rich areas.

For the second quarter of 2013, total revenues from Shale Solutions were $135.0 million of which approximately $92.2 million was derived from predominantly oil-rich areas and $42.8 million was derived from predominantly gas-rich areas. This compared to $58.7 million in total revenues from Shale Solutions for the second quarter of 2012.

Industrial Solutions

Formerly referred to as the Recycling Division: Includes legacy TFI.

Nuverra’s Industrial Solutions operating segment provides environmental and waste recycling solutions through the collection and recycling of waste products including Used Motor Oil (UMO), which the Company processes and sells as Reprocessed Fuel Oil (RFO), oily water, spent antifreeze, used oil filters and parts washers and provision for complementary environmental services for a diverse commercial industrial customer base.

For the second quarter of 2013, Industrial Solutions revenues were $30.5 million, which compares to $32.0 million in the second quarter of 2012.

During the second quarter, revenue and collection volumes grew sequentially, but were below expectations as operations were negatively affected by higher collection costs and stagnant demand in asphalt markets.

Conference Call and Webcast

The Company will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to provide commentary on its financial results, business outlook and growth strategies. To participate on the conference call, please dial 1-877-941-1427 or 1-480-629-9664 and reference conference ID 4628543. An audio replay of the conference call will be available approximately one hour after the conclusion of the call through Thursday, August 22, 2013. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access code 4628543.

Nuverra Environmental Solutions

The call will be webcast live and the replay will be available for 12 months. Both will be available in the “Investors” section of the Nuverra Environmental Solutions web site at http://www.nuverra.com.

About Nuverra Environmental Solutions, Inc.

Nuverra is an environmental solutions company. The Company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to our customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets and stock-based compensation, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify

Nuverra Environmental Solutions

such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc. and Badlands Power Fuels, LLC; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://nuverra.com/. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

nuverra@tpg-ir.com

# # #

NUVERRA ENVIRONMENTAL SOLUTIONS AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Three months ended June 30,
	2013	2012	2013	2012
Revenues:
Non-rental revenue	$145,052	$87,088	$283,184	$140,101
Rental revenue	20,482	3,681	41,805	5,627

Total revenues	165,534	90,769	324,989	145,728
Cost of goods sold	(141,827)	(75,710)	(279,729)	(123,683)

Gross profit	23,707	15,059	45,260	22,045
Operating expenses:
Selling, general and administrative	17,515	10,047	34,190	17,039
Amortization of intangible assets	8,932	4,869	17,657	6,131
Restructuring, impairment and exit costs	4,952	—	4,952	—

Total operating expenses	31,399	14,916	56,799	23,170

(Loss) income from operations	(7,692)	143	(11,539)	(1,125)
Interest expense, net	(13,256)	(6,816)	(26,671)	(8,962)
Loss from equity investment	(100)	—	(142)	—
Loss from extinguishment of debt	—	(2,638)	—	(2,638)
Other expense, net	(139)	(249)	(1,132)	(278)

Loss before income taxes	(21,187)	(9,560)	(39,484)	(13,003)
Income tax benefit	8,338	20,303	14,003	19,883

Net (loss) income attributable to common stockholders	$(12,849)	$10,743	$(25,481)	$6,880

Weighted average shares outstanding used in computing net (loss) income per common share:
Basic	242,407	145,360	240,419	135,266

Diluted	242,407	151,223	240,419	141,324

Net (loss) income per common share:
Basic	$(0.05)	$0.07	$(0.11)	$0.05

Diluted	$(0.05)	$0.07	$(0.11)	$0.05

NUVERRA ENVIRONMENTAL SOLUTIONS AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$10,239	$16,211
Restricted cash	—	3,536
Accounts receivable, net	114,080	117,528
Inventories	6,198	5,710
Prepaid expenses and other receivables	10,112	8,587
Deferred income taxes	12,078	12,495
Other current assets	1,217	1,824

Total current assets	153,924	165,891
Property, plant and equipment, net	603,481	604,870
Equity investments	8,137	8,279
Intangible assets, net	259,339	284,698
Goodwill	561,857	555,091
Other long-term assets	23,318	25,510

Total assets	$1,610,056	$1,644,339

Liabilities and Stockholders’ Deficit
Accounts payable	$38,649	$29,538
Accrued expenses	29,153	33,409
Accrued payroll and benefits	4,814	7,865
Accrued interest	8,721	8,991
Current portion of contingent consideration	7,566	1,968
Current portion of long-term debt	5,590	4,699

Total current liabilities	94,493	86,470
Deferred tax liabilities, net	112,406	128,992
Long-term debt	545,993	561,427
Long-term contingent consideration	2,466	8,863
Financing obligation to acquire non-controlling interest	9,525	9,021
Other long-term liabilities	3,213	1,805

Total liabilities	768,096	796,578
Common stock	271	265
Additional paid-in capital	1,337,855	1,318,181
Purchased warrants	(6,844)	(6,844)
Treasury stock	(19,503)	(19,503)
Accumulated deficit	(469,819)	(444,338)

Total liabilities and equity	$1,610,056	$1,644,339

NUVERRA ENVIRONMENTAL SOLUTIONS AND SUBSIDIARIES

Adjusted EBITDA GAAP Reconciliations

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net loss	$(12,849)	10,743	(25,481)	6,880
Depreciation expense	22,339	9,988	45,061	17,973
Amortization of intangible assets	8,932	4,869	17,657	6,131
Interest expense, net	13,256	6,816	26,671	8,962
Income tax benefit	(8,338)	(20,303)	(14,003)	(19,883)

EBITDA	23,340	12,113	49,905	20,063
Adjustments:
Stock-based compensation	1,333	777	2,123	1,493
Legal settlements and other non-recurring	783	—	3,844	—
Restructuring charge	4,952	—	4,952	—
Integration and rebranding costs	2,324	—	3,002	—
Transaction costs	532	1,900	1,524	2,400
Write-off of deferred financing costs		2,459	—	2,459
Start-up & training costs		2,000	—	3,100

Adjusted EBITDA	$33,264	$19,249	$65,350	$29,515